EXHIBIT 3.1

Certified Copy

January 5, 2011

Job Number:	C20110105-1611
Reference Number:	20110006379-39
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20110006379-39	Articles of Incorporation	1 Pages/1 Copies

Respectfully, /s/ Ross Miller ROSS MILLER Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

1. Name of Corporation:  VICTORY LG INC.COM

2. Registered Agent for Service of Process:
☒ Commercial Registered Agent: Paracorp Incorporated

3. Authorized Stock: Number of shares with par value:
90,000,000 Common, 10,000,000 Class A Preferred, Par value per share: $.001

4. Names and Address of the Board of Directors/Trustees:
1) Pauline Carson, 318 N. Carson St. #208, Carson City, NV 89701
2) Robert Timothy, 318 N. Carson St. #208, Carson City, NV 89701

5. Purpose:  The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator:
MicheleCalkins c/o Paracorp Incorporated
/s/ Michele Calkins
318 N. Carson St. #208, Carson City, NV 89701

7. Certificate of Acceptance of Appointment:
I hereby accept appointment as Resident Agent for the above named Entity.
/s/ Michele Calkins for Paracorp Incorporated
January 05, 2011

CORPORATE CHARTER

I, ROSS MILLER, the duly elected qualified Nevada Secretary of State, do hereby certify that VICTORY LG INC.COM, did on January 5,2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Sectretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 5, 2011. /s/ Ross Miller ROSS MILLER Secretary of State